UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2019

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2019, the Board of Directors (the “Board”) of EyePoint Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from nine to ten members and, upon the recommendation of the Governance and Nominating Committee of the Board, appointed David R. Guyer, M.D. to fill the newly-created vacancy on the Board, effective immediately. The Board also appointed Dr. Guyer to the Science Committee of the Board, effective immediately.

Dr. Guyer’s compensation as a director will be consistent with the compensation provided to all of the Company’s non-employee directors. Under the Company’s current non-employee director compensation policy, Dr. Guyer will receive an annual cash retainer of $40,000 for general availability and participation in meetings and conference calls of the Board. Dr. Guyer will receive an additional annual retainer of $4,000 for his service as a member of the Science Committee. Dr. Guyer was granted an option to acquire 80,000 shares of common stock of the Company, with such option vesting in three equal annual installments commencing on the first anniversary of January 25, 2019, which is the date of the grant. The option is exercisable for 10 years from the date of grant, at a price equal to $2.42 per share, which is the closing price of the Company’s shares of common stock on the Nasdaq Global Market on the date of the grant. The option will also be subject to the terms and conditions of the Company’s 2016 Long Term Incentive Plan, as amended, which was filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on February 9, 2017.

The Company also entered into an indemnification agreement with Dr. Guyer in connection with his appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2018, filed with the SEC on September 18, 2018.

There is no arrangement or understanding between Dr. Guyer and any other person pursuant to which Dr. Guyer was appointed a director of the Company. There are no relationships or transactions in which Dr. Guyer has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

On January 28, 2019, the Company issued a press release announcing the appointment of Dr. Guyer to the Board. A copy of such press release relating to Dr. Guyer’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

99.1	Press release by EyePoint Pharmaceuticals, Inc. dated January 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date: January 29, 2019	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer